Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-282789 on Form S-11 of our report dated March 17, 2026 relating to the financial statements of Brookfield Real Estate Income Trust Inc., appearing in the Annual Report on Form 10-K of Brookfield Real Estate Income Trust Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

March 18, 2026